Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Creative Computer Applications, Inc.

Calabasas, CA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 22, 2004, relating to the consolidated financial statements of Creative Computer Applications, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the years ended August 31, 2004 and 2003, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

(Signed manually)
BDO Seidman, LLP
Los Angeles, CA

September 30, 2005